CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report of NationsRx, Inc. (the "Company") on Form 10-QSB for the quarter ended June 30th, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Dave Rykbos, Director, and President certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)      The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)      The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: 18th of August 2003.	/s/ Dave Rykbos
Dave Rykbos
Director/President